Exhibit 99.2

FOR IMMEDIATE RELEASE	Press Contact: Mike Banas Ashton Partners 312-553-6704 Direct Investor Contact: Regina Hoshimi Ashton Partners 877-934-4687 investor@wfinet.com

WFI ANNOUNCES VOLUNTARY INTERNAL REVIEW OF PAST PRACTICES IN
GRANTING STOCK OPTIONS, RESULTS IN DELAY IN FILING OF ANNUAL FORM 10-K

SAN DIEGO, CA, MARCH 12, 2007—WFI (NASDAQ: WFII), a leader in the design, deployment, and management of wireless communication networks, information technology solutions and security systems, today announced that it has been conducting an internal review of its past practices for granting and pricing stock options.  The review is ongoing and as a result, the Company will delay filing its 10-K for fiscal 2006 until the review is complete.  The Company said this voluntary review was proactively initiated by its executive management team, with oversight from the Board of Directors as well as outside legal counsel.

Assisting WFI’s current executive team, which has been in place since 2004, is the law firm of Morrison & Foerster.  The group has reviewed all stock option grants since 1998.  To date, the group has identified grants issued between 1998 and 2003 that require further review because their historical measurement date appear incorrect and could result in adjustments affecting all previously issued financial statements.  A conclusion of whether a restatement is required of the Company’s previously issued financial statements will not be made until the internal review is complete.  However, at this time, WFI said there is a strong likelihood that its previously issued financial statements, which could be impacted by the 1998 to 2003 option grants in question and the associated compensation expense through vesting periods through 2005, can no longer be relied upon.

The Company said it is working to complete its stock option review in a timely manner; however, it does not expect to be in a position to file its Form 10-K for fiscal 2006 by the March 15, 2007, filing deadline. WFI also said it recently advised the Securities and Exchange Commission of its ongoing review and its expectations with respect to the filing of its annual report.  WFI anticipates that it will receive notice from the NASDAQ Listing Qualifications Department indicating that it is not in compliance with filing requirements.  WFI expects that it will submit an appeal to the delisting notice from the NASDAQ.

Additionally, WFI said that, as a result of its expectation that it will not be able to file its Form 10-K by the SEC deadline, it will not be able to satisfy its affirmative covenant with its lender, KeyBank, which requires that WFI deliver audited financial statements for 2006 by March 30, 2007.  The Company is in the process of working with its lender to waive this affirmative covenant, but WFI can provide no assurance that any waiver will be granted by the lender.  The Company is currently in compliance with all other financial covenants under the secured line of credit.

As a result of the actions announced today, WFI will not be able to comment on any aspect of the internal review relating to the past practices of stock-option granting or the possible outcome of this review until after the assessment is completed.  At that time, the Company expects to provide an update on the findings.

About WFI

Headquartered in San Diego, CA, WFI is an independent provider of systems engineering, network services and technical outsourcing for the world’s largest wireless carriers, enterprise customers an d for government agencies.  The company provides the design, deployment, integration, and the overall management of wired and wireless networks which deliver voice and data communication, and which support advanced security systems.  WFI has performed work in over 100 countries since its founding in 1994. News and information are available at www.wfinet.com. (code: WFI-mb)

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the timing and anticipated results of its internal review that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the review will not be completed in a timely manner; risks that the review and the announcement thereof will cause disruption of the Company’s operations and distraction of its management; risks that the review will identify other issues not currently being considered that could delay or alter the results of the review; risks of adverse regulatory action or litigation; risk that the Company’s lender will declare a default under the Company’s line of credit.. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and in other filings made with the Securities and Exchange Commission.